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                                                                     EXHIBIT 8.2

                              BAKER & BOTTS L.L.P.
                                885 THIRD AVENUE
                                   SUITE 1900
                            NEW YORK, NEW YORK 10022

                                                                   June 21, 1995

American Mobile Systems Incorporated
20920-C Warner Center Lane
Woodland Hills, California 91367

                   Re: Proxy Statement/Prospectus of American Mobile Systems Incorporated and NEXTEL Communications, Inc.

Dear Sirs:

     We have acted as counsel to American Mobile Systems Incorporated ("AMS") in connection with the Registration Statement on Form S-4 of NEXTEL Communications, Inc. ("Nextel") to which this opinion is attached as an exhibit (the "Registration Statement"), which includes the Proxy Statement/Prospectus of AMS and Nextel. We hereby confirm that, assuming the due receipt of customary representations as described under the heading "Federal Income Tax Consequences" in the Proxy Statement/Prospectus, in our opinion the statements in the Proxy Statement/Prospectus under the heading "Federal Income Tax Consequences" are accurate in all material respects.

     We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          Baker & Botts, L.L.P.